EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Municipal Investment Trust Fund,
Insured Series--231, Defined Asset Funds:
We consent to the use in this Registration Statement No. 333-00005 of our opinion dated March 15, 1996, relating to the Statement of Condition of Municipal Investment Trust Fund, Insured Series--231, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.




DELOITTE & TOUCHE LLP
New York, N.Y.
March 15, 1996